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                                                                    EXHIBIT 4(B)

                                     BY-LAWS
                                       OF
                              GOODRICH CORPORATION

                               AS AMENDED THROUGH
                                  JUNE 1, 2001

                                    ARTICLE I
                                  SHAREHOLDERS


ANNUAL MEETING          SECTION 1. The annual meeting of the shareholders of the
                        Company, for the election of Directors and for the transaction of such other business as may properly come before the meeting, shall be held in the State of New
                        York, or elsewhere in the United States as permitted by the laws of the State of New York, at such time on such date as the Board of Directors may select. If the day fixed for the meeting shall be a legal holiday, such meeting shall be held on the next succeeding full business day. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders.

NOTICE OF               SECTION 2. Notice of the time and place of holding each
ANNUAL MEETING          such annual meeting of shareholders shall be served
                        either personally or by mail upon each shareholder of record of the Company entitled to vote at such meeting between ten and sixty days before the date fixed for such meeting; if mailed, it shall be directed, except as otherwise provided by law, to each shareholder at the shareholder's post office address as it appears on the stock books of the Company.

SPECIAL MEETINGS        SECTION 3. Special meetings of shareholders, unless
                        otherwise provided by law, may be called at any time by the Board of Directors. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting of shareholders.

NOTICE OF SPECIAL       SECTION 4. Notice of each such special meeting,
MEETINGS                otherwise unless provided by law, may be given as herein
                        provided for giving notice of an annual meeting.

QUORUM SECTION 5. At all meetings of shareholders, annual or special, other than meetings a quorum at which is fixed by law, in order to constitute a quorum there shall be present either in person or by proxy holders of record of a majority of the shares of the class or classes of the capital stock of the Company entitled to vote at such meeting, except that as to any action to be taken by shareholders voting separately as a class or classes a majority of the shares entitled to vote separately as one class shall constitute a quorum of that



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                        class and may act separately whether or not a quorum of
                        another class or classes be present.

ADJOURNED MEETING       SECTION 6. At any meeting of shareholders, annual or
                        special, the chairman of the meeting or the holders of record of the majority of the shares present and entitled to vote may adjourn the meeting from time to time, whether or not a quorum is present. At any adjourned meeting the Company may transact any business which might have been transacted at the original meeting.

NUMBER OF VOTES         SECTION 7. Except as otherwise provided by law or by the
                        Restated Certificate of Incorporation or other certificate filed pursuant to law, each shareholder of record shall be entitled at every meeting of shareholders to one vote, either in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney, for each share of stock standing in the shareholder's name on the stock books of the Company.

MANNER OF VOTING        SECTION 8. In the election of Directors and in voting on
                        any question on which a vote by ballot is required by law or is demanded by any shareholder, the voting shall be by ballot. On all other questions the voting may be viva voce.

INSPECTORS              SECTION 9. The Board of Directors, prior to the annual
OF ELECTION             and each special meeting of the shareholders each year,
                        may appoint two inspectors of election to act at such meeting. In the event of the failure of the Board to make such appointment or if any inspector of election shall for any reason fail to attend and to act at such meeting, an inspector or inspectors of election, as the case may be, may be appointed by the chairman of the meeting.

INTRODUCTION OF         SECTION 10. (A) Annual Meetings of Shareholders. (1)
BUSINESS AT A           Nominations of persons for election to the Board of
MEETING OF              Directors of the Company and the proposal of business to
SHAREHOLDERS            be considered by the shareholders may be made at an
                        annual meeting of shareholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

                        (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (A) (1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first



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                        anniversary of the preceding year's annual meeting;
                        provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, a brief description of any arrangement or understanding between such person and any other person(s) (naming such person(s)) pursuant to which he was or is to be selected as a nominee, and the written consent of such person(s) to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, of such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder, such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business.

                        (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

                        (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of

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                        persons for election to the Board of Directors may be
                        made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in thus By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                        (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

                        (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                        (3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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                                   ARTICLE II
                                      STOCK

CERTIFICATES            SECTION 1. Certificates of Stock shall be numbered and
OF STOCK                registered in the order in which they are issued and
                        shall be signed by the Chairman of the Board or a Vice
                        Chairman of the Board or the President or a Vice-President and by the Secretary or Treasurer or by an Assistant Secretary or an Assistant Treasurer, and sealed with the seal of the Company or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if: (i) the certificate is countersigned by a transfer agent or registered by a registrar other than the Company or its employee, or
                        (ii) the shares are listed on a registered national security exchange.

TRANSFER OF SHARES      SECTION 2. Transfer of shares may be made on the books
                        of the Company by the holder thereof in person, or by the person's attorney-in-fact pursuant to power of attorney duly executed and filed with the Company, upon the surrender of the certificate or certificates for such shares.

CLOSING OF BOOKS;       SECTION 3. Unless otherwise provided by law or by the
RECORD DATES            Restated Certificate of Incorporation, the Board of
                        Directors may fix a date, not exceeding fifty days prior to the date appointed for any meeting of the shareholders or prior to the date fixed for the payment of any dividend or for the delivery of any evidences of rights or other distribution allowed by law, as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting, or to receive any such dividends, rights, or distribution as the case may be.

                                   ARTICLE III
                                    DIRECTORS

RESPONSIBILITIES        SECTION 1. The business of the Company shall be managed
                        under the direction of the Board of Directors.

NUMBER, ELECTION,       SECTION 2. The number of Directors of the Company
AND QUALIFICATION       (exclusive of Directors to be elected by any series of
OF DIRECTORS            Series Preferred Stock voting separately as a class)
                        shall be as determined by the Directors from time to time by resolution adopted by a majority of the entire
                        Board. As used in this Article, "entire Board" means the total number of Directors which the Company would have if there were no vacancies. In the event that the Board is increased by such a resolution, the vacancy or vacancies so resulting shall be filled by a vote of a majority of the Directors then in office. No decrease in the Board shall shorten the term of any incumbent
                        Director.

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VACANCIES               SECTION 3. Other vacancies occurring in the Board of
                        Directors may be filled for the unexpired term at any regular meeting of the Board of Directors, or at any special meeting thereof called for that purpose, by a vote of the remaining Directors entitled to vote on such question.

NOMINATION              SECTION 4. The Board of Directors, in recommending
OF DIRECTORS            nominees for election by the shareholders to the Board
                        of Directors and in electing members to fill vacancies occurring in the Board of Directors, will not nominate an individual for election at an annual meeting who, prior to such annual meeting, will attain age 70, and to fill a vacancy will not elect an individual who has attained age 70; provided, however, that the provisions of this SECTION 4 may be waived with respect to any nominee by a majority of the Directors, excluding such nominee, if such nominee is then a Director.

REGULAR MEETINGS SECTION 5. The Board of Directors shall hold regular meetings at such times and at such places as the Board may prescribe from time to time. All meetings shall be held at such time on such dates as the Board may designate, except that a regular meeting of the Board of Directors shall be held following the adjournment of and on the same date as the annual meeting of shareholders and at such meeting the Board may elect or appoint officers of the Company.

SPECIAL MEETINGS        SECTION 6. Special meetings of the Board of Directors
                        may be called by the Chairman of the Board, by a Vice
                        Chairman of the Board, or by the President. The
                        Secretary shall call special meetings of the Board of Directors when requested in writing so to do by any three members thereof, or when ordered so to do by the Executive Committee.

NOTICE SECTION 7. Notice of any special meeting of the Board of Directors may be served not less than three hours before the date and time fixed for such meeting, by oral, written or electronic communication stating the time and place thereof or if by mail not less than three days before the date fixed for such meeting. Any oral notice may be given to each member of the Board of Directors at his or her office or his or her address as it appears on the books of the Company, whether or not the director is present personally to receive it. Any written or electronic notice shall be addressed to each member of the Board of Directors at his or her office or his or her address as it appears on the books of the Company. No notice shall be required of a regular meeting.

QUORUM;                 SECTION 8. At any meetings of the Board of Directors,
TELEPHONIC              regular or special, one-half of the entire Board shall
MEETINGS                constitute a quorum. Any one or more members of the
                        Board of Directors or any Committee of the Board of Directors may participate in a meeting of the Board of Directors or such Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting

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                        to hear each other at the same time. Participation by
                        such means shall constitute presence in person at a meeting.

APPOINTMENT OF          SECTION 9. The Board of Directors may appoint such
COMMITTEES              Committees, in addition to the Executive Committee, as
                        it may consider proper, and such Committees shall exercise such powers and duties as the Board from time to time may prescribe. The Board of Directors may designate alternate members of any Committee.

COMPENSATION            SECTION 10. Directors, excepting officers who are
OF DIRECTORS            Directors, may receive such compensation for their
                        services as Directors, and as members of Committees, as shall be fixed from time to time by resolution of the Board of Directors.

TRAVELING               EXPENSES SECTION 11. A Director attending any meeting of
                        the Board of Directors shall be allowed any proper expenses incurred in attending such meeting.

REMOVAL OF              SECTION 12. Any or all of the directors may be removed
DIRECTORS               by the shareholders only for cause.

                                   ARTICLE IV
                               EXECUTIVE COMMITTEE

MEMBERSHIP AND          SECTION 1. The Board of Directors may appoint not less
APPOINTMENT             than three Directors who shall constitute the Executive
                        Committee. Vacancies in the Executive Committee may be filled at any meeting of the Board of Directors.

POWERS AND DUTIES       SECTION 2. The Executive Committee may advise with and
                        aid the officers of the Company in all matters concerning its interests and the management of its business. When the Board of Directors is not in session the Executive Committee shall have and may exercise all the powers of the Board of Directors, so far as such may be delegated legally, with reference to the conduct of the business of the Company, except that the Executive
                        Committee shall not take any action to amend the Restated Certificate of Incorporation or the By-Laws, to elect Directors to fill vacancies on the Board or any Committee thereof, or to fix the compensation of Directors for services in any capacity.

MEETINGS SECTION 3. Regular meetings of the Executive Committee may be held without call or notice at such times and places as the Executive Committee from time to time may fix. Special meetings of the Executive Committee may be called by the Chairman of the Board, by a Vice Chairman of the Board, or by the President. The Secretary shall call special meetings when

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                        requested to do so by any two members thereof. Notice
                        shall be given in the same manner as notice of special meetings of the Board of Directors.

QUORUM SECTION 4. At any meeting of the Executive Committee three members shall constitute a quorum. Any action of the Executive Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present and in any event shall require not less than three affirmative votes.

RECORD OF               SECTION 5. The Secretary shall cause to be kept at his
MEETINGS                or her office the minutes of the meetings of the
                        Executive Committee. These minutes shall be presented to the Board of Directors from time to time for their information.

                                    ARTICLE V
                                    OFFICERS

ELECTION AND            SECTION 1. The Board of Directors may elect from its
APPOINTMENT             number a Chairman of the Board and one or more Vice
                        Chairmen of the Board and shall elect a President and may elect one or more Vice-Presidents, a Secretary, a Treasurer, and a Controller, and may appoint such Assistant Secretaries, Assistant Treasurers, and
                        Assistant Controllers as it may determine. All officers shall serve during the pleasure of the Board. The Board of Directors may create such other offices as it may determine and appoint officers to fill such offices;
                        fill vacancies in any office; delegate to one or more officers any of the duties of any officer or officers;
                        and prescribe the duties of any officers.

CHAIRMAN OF THE         SECTION 2. The Chairman of the Board, if there be one,
BOARD - DUTIES          shall preside at all meetings of shareholders, of the
                        Board of Directors and, unless there is a different
                        Chairman of the Executive Committee, of the Executive
                        Committee, and shall have such other authority and perform such other duties as are prescribed by these By-Laws and by the Board of Directors.

VICE CHAIRMAN OF        SECTION 3. Each Vice Chairman of the Board, if he is not
THE BOARD - DUTIES      the Chief Executive Officer, shall have such authority
                        and perform such duties as may be prescribed by these By-Laws and the Chief Executive Officer.

                        A Vice Chairman of the Board, if he or she is the Chief Executive Officer, shall have such authority and perform such duties as are prescribed by these By-Laws and by the Board of Directors. The Vice Chairman of the Board (or, if there be more than one, the Vice Chairman of the Board in the order designated by the Board of Directors), in the absence or disability of the Chairman of the Board and the President, shall preside at all meetings of the



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                        shareholders, of the Board of Directors and, unless
                        there is a different Chairman of the Executive Committee, of the Executive Committee.

PRESIDENT - DUTIES      SECTION 4. The President, if he or she is not the Chief
                        Executive Officer, shall have such authority and perform such duties as may be prescribed by these By-Laws and the Chief Executive Officer.

                        The President, if he or she is the Chief Executive Officer, shall have such authority and perform such duties as are prescribed by these By-Laws and by the Board of Directors. The President, in the absence or disability of the Chairman of the Board, shall preside at all meetings of the shareholders, of the Board of Directors and, unless there is a different Chairman of the Executive Committee, of the Executive Committee.

CHIEF EXECUTIVE         SECTION 5. The Board of Directors shall designate the
OFFICER - DUTIES        Chairman of the Board, a Vice Chairman of the Board, or
                        the President as Chief Executive Officer. Such Chief
                        Executive Officer shall have the general direction of the affairs of the Company, subject to the Board of Directors. He or she may appoint and discharge agents and employees, and perform such other duties as are incident to his or her office or delegated to him or her by the Board of Directors or which are or may at any time be authorized or required by law.

                        In the absence or disability of the officer designated as Chief Executive Officer, one of the other aforementioned officers (Chairman of the Board, Vice Chairman of the Board, or President), as determined by the Board of Directors, shall perform any and all of the duties of the Chief Executive Officer.

CHAIRMAN OF             SECTION 6. The Chairman of the Executive Committee, if
THE EXECUTIVE           there be one, shall be a Director and may be an employee
COMMITTEE -             of the Company. He or she shall preside at all meetings
DUTIES                  of the Executive Committee and shall have such other
                        authority and perform such other duties as may be prescribed by these By-Laws, the Board of Directors and the Chief Executive Officer.

VICE-PRESIDENT -        SECTION 7. Each Vice-President shall have the powers and
DUTIES                  duties incident to that office and shall have such other
                        powers and duties as are prescribed by the By-Laws and from time to time by the Chief Executive Officer.

SECRETARY - DUTIES      SECTION 8. The Secretary shall be ex-officio Secretary
                        of the Board of Directors, the Executive Committee, and, unless otherwise determined by the Committees, of all other standing Committees. He or she shall keep the minutes of all meetings of the shareholders, the Board of Directors, the



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                        Executive Committee, and, of all other standing
                        Committees; and attend to serving and giving all notices of the Company. He or she shall have charge of the corporate seal, the stock certificate books and such other books, records, and papers as the Board of Directors and the Executive Committee may direct; cause to be kept a stock record containing the names alphabetically arranged of all persons who are shareholders of the Company, showing their place of residence, the number of shares of stock held by them respectively, the time when they respectively became owners thereof, and the amount paid thereon; and shall perform such other duties as may be incident to his or her office.

TREASURER - DUTIES      SECTION 9. The Treasurer shall keep or cause to be kept
                        full and accurate accounts of all receipts and disbursements in books belonging to the Company, and shall have the care and custody of all funds and securities of the Company and deposit such funds in the name of the Company in such bank or banks as the Board of Directors or the Executive Committee or the Chief
                        Executive Officer may designate. The Treasurer is authorized to sign all checks, drafts, notes, bills of exchange, orders for the payment of money, and any negotiable instrument of the Company, but no such instrument shall be signed in blank. He or she shall disburse the funds of the Company as may be ordered by the Board of Directors, the Executive Committee, or the Chief Executive Officer. The Treasurer shall at all reasonable times exhibit the books and accounts to any Director, and also, provided the Board of Directors or the Executive Committee or the Chief Executive Officer so orders, to any shareholder of the Company upon application at the office of the Company by such shareholder during business hours; and he or she shall give such bonds for the faithful performance of his or her duties as the Board of Directors or the Executive
                        Committee or the Chief Executive Officer may determine, and he or she shall perform such other duties as are prescribed by these By-Laws and as are incident to his or her office.

CONTROLLER - DUTIES     SECTION 10. The Controller shall be the chief accounting
                        officer of the Company. He or she shall keep or cause to be kept all books of accounts and accounting records of the Company, and shall prepare or have prepared appropriate financial statements for submission to the Board of Directors, Executive Committee, and shareholders. He or she shall perform all other duties incident to his or her office.

                                   ARTICLE VI
              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

DIRECTORS AND           SECTION l (a). The Company shall indemnify its Directors
OFFICERS                and Officers and every other person whom the Company may
                        indemnify under the indemnification provisions for Directors and Officers of the Business



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                        Corporation Law of New York as now in effect or as
                        hereafter amended to the full extent permissible under and consistent with such provisions.

                        The right of indemnification provided in this Section 1 shall not be deemed exclusive of any other rights to which such Director or Officer or other person may be entitled apart from this Section 1.

                        SECTION l(b). In furtherance and not in limitation of the provisions of Section l(a) of this Article VI:

GENERAL (i) The Company shall indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that such person, such person's testator or intestate, is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, excise taxes or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (A) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or
                        (B) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; provided, further, that, except as provided in Section l(b)(vi) of this Article VI or as otherwise provided by agreement, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.

NON-EXCLUSIVITY         (ii) The Company may indemnify any person to whom the
OF RIGHTS               Company is permitted to provide indemnification or the
                        advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (A) a resolution of shareholders, (B) a resolution of directors or (C) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or



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                        advancement of expenses incurred in defending a
                        proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or directors or otherwise.

EXPENSES (iii) The Company shall, from time to time, reimburse or advance to any person referred to in Section 1(b)(i) of this Article VI the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in
                        Section 1(b)(i), upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (A) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (B) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

INTERPRETATION OF       (iv) Any person entitled to be indemnified or to the
RIGHTS TO               reimbursement or advancement of expenses as a matter of
INDEMNIFICATION         right pursuant to this Section shall be entitled to the
                        greater of the indemnification (or advancement of expenses) provided (A) under the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or (B) under the applicable law in effect at the time indemnification (or advancement of expenses) is sought.

OTHER RIGHTS            (v) The right to be indemnified or to the reimbursement
                        or advancement of expenses pursuant to this Article VI,
                        (A) shall be deemed to arise from a contract between the Company and any person entitled to be indemnified or to the reimbursement or advancement of expenses pursuant to this Section l(b) of Article VI, pursuant to which such person may bring suit as if the provisions hereof were set forth in a separate written contract between the Company and the such person and (B) shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person, and shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

RIGHT OF CLAIMANT       (vi) If a request to be indemnified is made under
TO BRING SUIT           Section l(b) of VI, the Board shall make a determination
                        pursuant to Section 723(b) of the New York Business
                        Corporation Law within 30 days after such request as to whether the person so requesting indemnification is entitled to indemnification under this Article VI and the New York Business Corporation Law. If a request to be indemnified or for the reimbursement or advancement of expenses under Section 1(b) of Article VI is not paid in full



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

                        by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the New York Business Corporation Law or hereunder for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New York Business Corporation Law or hereunder, nor an actual determination by the Company (including its Board, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

INSURANCE               (vii) The Company may maintain insurance, at its
                        expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law.

SEPARABILITY            (viii) If this Section l(b) of Article VI or any portion
                        hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director, officer, employee or agent of the Company as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Section l(b) of Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

EMPLOYEES               SECTION 2. Any person made a party to or involved in any
                        action, suit, or proceeding (including a claim), whether civil, administrative, or criminal, by reason of the fact that such person, such person's testator or intestate, is or was an employee of the Company or of any corporation which such person, such person's testator or intestate served as such at the request of the

                        Company, or by reason of his or her alleged negligence or misconduct in the performance of his or her duties as such employee, may be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him or her in connection with the defense of such action, suit, or proceeding, or in connection with any appeal therein, or in connection with the disposition thereof, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the employee establishes that
                        (A) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (B) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

                        The right of indemnification provided by this Section 2 shall not be deemed exclusive of any other rights to which such employee may be entitled apart from this
                        Section 2.

                                   ARTICLE VII
                                 CORPORATE SEAL

CORPORATE               SEAL SECTION 1. The seal of the Company shall be
                        circular in form and shall have inscribed thereon the name of the Company, the state of its organization (New
                        York), the year of its creation (1912), and the words
                        "Corporate Seal."


                                  ARTICLE VIII
                                WAIVER OF NOTICE

WAIVER OF NOTICE        SECTION 1. Whenever under the provisions of these
                        By-Laws or any of the Corporate Laws of the State of New
                        York, the Board of Directors or any Committee is authorized to take any action after notice or after lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if such action be authorized or approved and the requirements waived by each member entitled to notice. Such authorization or approval and such waiver shall be filed with the Secretary of the Company.

                                   ARTICLE IX
                                   AMENDMENTS

AMENDMENTS BY           SECTION 1. These By-Laws may be altered, amended, or
SHAREHOLDERS            repealed by the shareholders at any annual meeting, or
                        at any at any special meeting called for that purpose, by the affirmative vote of holders of record of a majority of the shares of the stock represented at such meeting entitled to vote thereon either in person or by proxy.

AMENDMENTS              SECTION 2. These By-Laws may be altered, amended, or
BY DIRECTORS            repealed at any regular or special meeting of the Board
                        of Directors by the vote of a majority of the total number of Directors. Any By-Laws made by the Board of Directors may be altered, amended, or repealed by the shareholders at any annual meeting or at any special meeting called for that purpose by the affirmative vote of holders of record of a majority of the shares of the stock represented at such meeting entitled to vote thereon either in person or by proxy.

                                   CERTIFICATE




_________________________ hereby certifies that he is _________________________
of The Goodrich Corporation, a New York corporation, and that the foregoing is a full, true, and correct copy of the By-Laws of said Company in full force and effect as of this ___________ day of ___________________, _______.





                                             -----------------------------------
                                                         Secretary



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